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                                                                    EXHIBIT 3.15

                     RESTATED ARTICLES OF INCORPORATION OF
                         PRO-TECH ENGINEERING CO., INC.

         PRO-TECH ENGINEERING CO., INC., a Wisconsin statutory close corporation under Subchapter XVIII, Chapter 180, Wis. Stats., hereby certifies pursuant to the provisions of Chapter 180, Wis. Stats., by its president and secretary, as follows:

         1. PRO-TECH ENGINEERING CO., INC. has 2,800 authorized shares of no par value common stock of which 125 shares are issued and outstanding.

         2. The following Restated Articles of PRO-TECH ENGINEERING CO., INC. were unanimously adopted and approved by the sole shareholder of PRO-TECH ENGINEERING CO., INC., General Binding Corporation, following the acquisition of all 125 outstanding shares of stock on December 20, 1995 pursuant to action taken without a meeting under the authority of Section 180.0704, Wis. Stats., on March 18, 1996 because the corporation no longer qualifies as a Wisconsin statutory close corporation.

         3. The following Restated Articles of Incorporation of PRO-TECH ENGINEERING CO., INC. supersede and take the place of the existing Articles of Incorporation and all amendments thereto as filed with the Wisconsin Secretary of State.

         NOW, THEREFORE, following are the Restated Articles of Incorporation of PRO-TECH ENGINEERING CO., INC.

                                    RESTATED
                           ARTICLES OF INCORPORATION
                                       OF
                         PRO-TECH ENGINEERING CO., INC.

         I, the undersigned natural person, being more than eighteen (18) years of age, who acted as one of the incorporators of the corporation under the Wisconsin Business Corporation Law, Chapter 180, Wisconsin Statutes, adopt the following Restated Articles of Incorporation for such corporation.

                                   ARTICLE I

                                      NAME

         The name of the corporation is PRO-TECH ENGINEERING CO., INC.

                                   ARTICLE II

                                   EXISTENCE
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         The period of the corporation's existence shall be perpetual.

                                  ARTICLE III

                                PURPOSES; POWERS

         SECTION 1. PURPOSES. The corporation is organized to engage in any lawful activity within the purposes for which corporations may be organized under the Wisconsin Business Corporation Law.

         SECTION 2. POWERS. The corporation shall have and may exercise all powers granted to corporations by the Wisconsin Business Corporation Law.

                                   ARTICLE IV

                     AUTHORIZED SHARES; PRE-EMPTIVE RIGHTS

         SECTION 1. AUTHORIZED SHARES. The aggregate number of shares which the corporation shall have authority to issue is 2,800. The capital stock shall consist of one (1) class only, designated as "Common Stock" with no par value.

         SECTION 2. NO PRE-EMPTIVE RIGHTS. The holders, from time to time, of the shares of the common stock of the corporation, shall not have the pre-emptive right to purchase any of the shares of the common stock of the corporation (a) as may be issued from the common stock authorized by the original Articles of Incorporation of the corporation, (b) as may be authorized from time to time over and above the 2,800 shares of common stock authorized by the original Articles of Incorporation of the corporation or (c) as may be shares held in the treasury of the corporation, from time to time, whether derived from such original 2,800 authorized shares, or from shares thereafter authorized.

                                   ARTICLE V

            ADDRESS OF REGISTERED OFFICER; NAME OF REGISTERED AGENT

         SECTION 1. REGISTERED OFFICE. The street address of the registered office of the corporation is 4151 Anderson Road, DeForest, WI 53532.

         SECTION 2. REGISTERED AGENT. The name of the registered agent at such address is James E. Guither.

                                   ARTICLE VI

                               BOARD OF DIRECTORS



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         The number of directors constituting the Board of Directors of the corporation shall not be less than three (3). Thereafter, the number of directors shall be fixed by the Bylaws but shall not be less than three (3).

         The members of the Board of Directors shall be William N. Lane, III, Govi C. Reddy, and Steven Rubin.

                                  ARTICLE VII

                                   AMENDMENTS

         These Restated Articles may be amended in the manner authorized by law at the time of amendment.

                                  ARTICLE VIII

                         AUTHORITY TO DISPOSE OF ASSETS

         The President, any Vice President, or the Secretary are authorized to sell, lease, exchange, mortgage, pledge, or otherwise convey or dispose of all or any part of the corporation's real property, fixtures, improvements or chattels, whether or not made in the usual and regular course of the business of the corporation, by instruments duly executed according to law after first obtaining authorization of the Board of Directors or the shareholders of the corporation.

         Executed on the 18th day of March 1996.

                                         PRO-TECH ENGINEERING CO. INC.

                                         By /s/ JAMES E. GUITHER
                                            ---------------------------------
                                                 James E. Guither, President

                                         Attest /s/ STEVEN RUBIN
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                                                  Steven Rubin, Secretary

This instrument drafted by
Attorney Richard W. Pitzner

Return to
Attorney Richard W. Pitzner
PO Box 2038
Madison WI
(608) 257-7181





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